Exhibit 1.24

Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

4Degrés Colocation inc.
4Degrees Colocation inc.

Corporate name / Dénomination sociale

822050-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Director / Directeur

2014-06-16

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada / Industrie Canada

Form 4 / Formulaire 4
Articles of Amendment / Clauses modificatrices

Canada Business Corporations Act (CBCA) (s. 27 or 177)
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

4DEGRÉS CENTRE D'HÉBERGEMENT DE DONNÉES ÉLECTRONIQUES INC.
4DEGREES ELECTRONIC DATA CENTER INC.

2 Corporation number
Numéro de la société
822050-6

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
4Degrés Colocation inc.
4Degrees Colocation inc.

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Pierre Hémond

Pierre Hémond
418-657-2424 x235

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

IC 3419 (2008/04)

Articles of Amendment

*(Section 27 or 177 of the **Canada Business Corporations Act (CBCA)**)*

1	Corporation name
	4DEGRÉS CENTRE D'HÉBERGEMENT DE DONNÉES ÉLECTRONIQUES INC.

2	Corporation number
822050_6	

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

4DEGRÉS CENTRE D'HÉBERGEMENT DE DONNÉES ÉLECTRONIQUES INC. /
4DEGREES ELECTRONIC DATA CENTER INC.

B: The corporation changes the province or territory in Canada where the registered office is situated to:
(Do not indicate the full address)

C: The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: N/A maximum: N/A

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

N/A

4	Declaration

I hereby certify that I am a director or an authorized officer of the corporation.

signed
SIGNATURE

BENOÎT RAYMOND
PRINT NAME

(418) 955-3290
TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Industry Canada Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

4DEGRÉS CENTRE D'HÉBERGEMENT DE DONNÉES ÉLECTRONIQUES INC.

Corporate name / Dénomination sociale

822050-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Marcie Girouard

Director / Directeur

2012-06-18

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada Industrie Canada

Form 1
Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1
Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

4DEGRÉS CENTRE D'HÉBERGEMENT DE DONNÉES ÉLECTRONIQUES INC.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

QC

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

See attached schedule / Voir l'annexe ci-jointe

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposes à l'activité commerciale de la société

Aucune

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) – Nom(s)	Original Signed by – Original signé par
Linda Bilodeau	Linda Bilodeau Linda Bilodeau

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3419 (2008/04)

Industry Canada / Industrie Canada

Form 2

Initial Registered Office Address and First Board of Directors

Canada Business Corporations Act (CBCA) (s. 19 and 106)

Formulaire 2

Siège social initial et premier conseil d'administration

Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1 Corporate name
Dénomination sociale

4DEGRÉS CENTRE D'HÉBERGEMENT DE DONNÉES ÉLECTRONIQUES INC.

2 Address of registered office
Adresse du siege social

2828, boulevard Laurier
Bureau 1610
Québec QC G1V 0B9

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

		Resident Canadian Résident Canadien
Martin Bouchard	136 rue Doris-Lussier, Saint-Augustin-de-Desmaures QC G3A 2T8, Canada	Yes / Oui
Benoît Raymond	1258, rue May-Aline-Blouin, Québec QC G1X 5E2, Canada	Yes / Oui

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé€ à signer le présent formulaire.

Original signed by / Original signé par
Linda Bilodeau, parajuriste dûment autorisée

Linda Bilodeau, parajuriste dûment autorisée
418-640-5209

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 2904 (2008/04)

[Translation]

SCHEDULE A

to the articles of incorporation of the Corporation

The share capital of the Corporation is composed of an unlimited number of Class A, Class B and Class C shares, all without par value. The rights, privileges, conditions and restrictions attached to each of these classes of shares are those described hereinafter regarding each of them.

1.	CLASS A SHARES

Subject to the rights granted to the holders of all other classes of shares of the share capital of the Corporation, the Class A shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1 VOTE. The holder of Class A shares shall be entitled to one (1) vote for each Class A share they hold and shall be entitled to receive notice of the meetings of the shareholders of the Corporation and to attend them, except for those at which only the holders of a specific class of shares are entitled to vote.

1.2 DIVIDENDS. The registered holders of Class A shares shall be entitled to receive, during each financial year of the Corporation, all the dividends declared on these shares by the directors of the Corporation, if any, pari passu with the holders of Class B and Class C shares.

To this end, the directors of the Corporation, at their entire discretion and without being required to comply with the principle of equality among shareholders, may declare dividends on the shares of any other class during a financial year, without being obliged to declare a dividend on the Class A shares for the financial year in question.

Any dividend declared on the Class A shares shall be payable at the time or times, for the amounts, in such manner and at such place or places as the directors of the Corporation might determine from time to time.

1.3 LIQUIDATION. Subject to the preferential rights granted to the holders of Class B shares, in the event of liquidation, winding-up or dissolution of the Corporation or any distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Class A shares shall be entitled to share the remaining assets and funds of the Corporation, equally and rateably, concurrently with the holders of Class B and Class C shares, but after payment to the holders of Class B shares of an amount equivalent to the capital paid on these shares, plus the dividends declared and unpaid.

2.	CLASS B SHARES

Subject to the rights granted to the holders of all other classes of shares of the share capital of the Corporation, the Class B shares shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1 VOTE. The holders of Class B shares shall be entitled to one (1) vote for each Class B share they hold and shall be entitled to receive notice of the meetings of the shareholders of the Corporation and to attend them, except for those at which only the holders of a specific class of shares are entitled to vote.

2

2.2 DIVIDENDS. The registered holders of Class B shares shall be entitled to receive, during each financial year of the Corporation, all the dividends declared on these shares by the directors of the Corporation, if any, pari passu with the holders of Class A and Class C shares.

To this end, the directors of the Corporation, at their entire discretion and without being required to comply with the principle of equality among shareholders, may declare dividends on the shares of any other class during a financial year, without being obliged to declare a dividend on the Class B shares for the financial year in question.

Any dividend declared on the Class B shares shall be payable at the time or times, for the amounts, in such manner and at such place or places as the directors of the Corporation might determine from time to time.

2.3 LIQUIDATION. In the event of liquidation, winding-up or dissolution of the Corporation or any distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Class B shares shall rank prior to the holders of all other classes of shares and no amount shall be paid or any assets distributed to the holders of any other classes of shares of the share capital of the Corporation until the holders of Class B shares have been paid an amount equivalent to the capital paid on these shares, plus an amount equivalent to all the dividends then declared on these shares and unpaid, and the holders of Class B shares shall be entitled to be paid equally and rateably all such monies out of the assets of the Corporation by preference over and in priority to the holders of the shares of any other classes of the share capital of the Corporation. The holders of Class B shares shall also be entitled to share the remaining assets and funds of the Corporation, equally and rateably, concurrently with the holders of Class A and Class C shares.

3.	CLASS C SHARES

Subject to the rights granted to the holders of all other classes of shares of the share capital of the Corporation, the Class C shares shall have attached thereto the following rights, privileges, restrictions and conditions:

3.1 VOTE. Except where expressly provided to the contrary herein, the holders of Class C shares shall not be entitled, in this capacity, to any vote for the election of the directors or for any other purpose and not be entitled to receive notice of the meetings of the shareholders of the Corporation and to attend them.

3.2 DIVIDENDS. The registered holders of Class C shares shall be entitled to receive, during each financial year of the Corporation, all the dividends declared on these shares by the directors of the Corporation, if any, pari passu with the holders of Class A and Class B shares.

To this end the directors of the Corporation, at their entire discretion and without being required to comply with the principle of equality among shareholders, may declare dividends on the shares of any other class during a financial year, without being obliged to declare a dividend on the Class C shares for the financial year in question.

3

Any dividend declared on the Class C shares shall be payable at the time or times, for the amounts, in such manner and at such place or places as the directors of the Corporation might determine from time to time.

3.3 LIQUIDATION. Subject to the preferential rights granted to the holders of Class B shares, in the event of liquidation, winding-up or dissolution of the Corporation or any distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Class C shares shall be entitled to share the remaining assets and funds of the Corporation, equally and rateably, concurrently with the holders of Class A and Class B shares, but after payment to the holders of Class B shares of an amount equivalent to the capital paid on these shares, plus the dividends declared and unpaid.

3.4 AMENDMENTS. As long as any there are Class C shares issued and outstanding, the Corporation may not, except with the approval of the holders of Class C shares, as mentioned hereinafter, and after having complied with the relevant provisions of the laws that govern the Corporation, (a) create any other class of shares ranking prior to or pari passu with the Class C shares, or (b) revoke, amend or otherwise change any of the provisions contained in paragraphs 3.1 to 3.3 hereof or in this paragraph 3.4.

Any approval by the above-mentioned holders of Class C shares shall be deemed to have been sufficiently given if contained in (a) a resolution adopted by at least 2/3 of the votes cast at a meeting of the holders of Class C shares held for this purpose, at which meeting these holders shall be entitled to one (1) vote for each Class C share held by them respectively, or in (b) an instrument signed by the holders of at least 2/3 of the then issued and outstanding Class C shares.

Any approval given in this manner shall be binding upon all the holders of Class C shares.

4

Schedule

Restrictions on Share Transfers

The shares of the Corporation may not be transferred without the consent (i) of the directors expressed by a resolution passed or signed by them and recorded in the books of the Corporation, or (ii) of the holders of the majority in number of the outstanding voting shares of the Corporation.

5

Schedule

Other Provisions

When the articles of the Corporation provide for the minimum and maximum number of directors, the number of directors of the Corporation, within these numbers, may be determined, from time to time, by resolution of the directors.

The securities of the Corporation, other than the shares and the non-convertible debt securities, may not be transferred except in accordance with the restrictions on their transfer contained in the agreement among the holders of the applicable securities; in the absence of such restrictions, no transfer may be made without the consent of the directors expressed by a resolution.

6